Exhibit 77q1

(a)(1) Plan of Liquidation and Dissolution of ING GET U.S. Core Portfolio – Series 5 dated September 10, 2011 – Filed herein.

(a)(2) Form of Amendment No. 23 to the Trust Document regarding the dissolution of ING GET U.S. Core Portfolio – Series 5 – Filed herein.

(a)(3) Plan of Liquidation and Dissolution of ING GET U.S. Core Portfolio – Series 6 dated December 10, 2011 – Filed herein.

(a)(4) Form of Amendment No. 24 to the Trust Document regarding the dissolution of ING GET U.S. Core Portfolio – Series 6 – Filed herein.

(e)(1) Amended Schedule A dated November 2011 to the Amended and Restatement Management Agreement between ING Variable Insurance Trust and ING Investments, LLC dated October 1, 1999 and restated May 1, 2001 and amended and restated August 2, 2005 – Filed herein.

(e)(2) Amended Schedule A dated November 2011 to the Sub-Advisory Agreement between ING Investments LLC and ING Investment Management Co. LLC dated February 25, 2003 – Filed herein.